Exhibit 99.1
Mirum Pharmaceuticals Reports Fourth Quarter and Year-End 2025 Results and Provides Business Update
–2025 net product sales of $521 million
–2026 expected global net product sales of $630 million to $650 million
–Volixibat VISTAS study in PSC topline data expected Q2 2026
–LIVMARLI® EXPAND study in additional cholestatic pruritus settings topline data expected Q4 2026
–Brelovitug AZURE-1 and AZURE-4 studies in HDV topline data expected H2 2026
–Conference call to provide business updates today, February 25 at 1:30 p.m. PT/4:30 p.m. ET
FOSTER CITY, Calif. – February 25, 2026 - Mirum Pharmaceuticals, Inc. (Nasdaq: MIRM), a leading rare disease company, today reported financial results for the fourth quarter and year-end 2025 and provided a business update.
“2025 was a year of meaningful progress and execution for Mirum, setting the stage for a pivotal 2026,” said Chris Peetz, Chief Executive Officer of Mirum. “With the recent addition of brelovitug in HDV, we now expect four potentially registrational readouts over the next 18 months, beginning with topline results from the VISTAS study in PSC in the second quarter. This catalyst-rich period, combined with continued commercial performance and financial discipline, positions us well to deliver for shareholders and patients.”
2026 Expectations and Milestones: Commercial Growth and Pipeline Advancement
•2026 guidance: expect global net product sales of approximately $630 million to $650 million.
•Volixibat VISTAS study in primary sclerosing cholangitis (PSC) topline data expected in Q2 2026.
•LIVMARLI EXPAND Phase 3 study for pruritus in additional rare cholestatic conditions expected to complete enrollment H1 2026; topline data expected in Q4 2026.
•Volixibat VANTAGE study in primary biliary cholangitis (PBC) expected to complete enrollment in H2 2026.
•Brelovitug AZURE-1 study in chronic hepatitis delta virus (HDV) interim data expected in Q2 2026; topline data from AZURE-1 and AZURE-4 expected in H2 2026.
2025 and Recent Highlights
Commercial: Accelerating Global Rare Disease Impact
•2025 total net product sales of $521.3 million.
•2025 LIVMARLI net product sales totaled $360.0 million, including $244.7 million in U.S. net product sales, representing 69% year-over-year growth from 2024 net product sales.
•2025 Bile Acid Medicines net product sales totaled $161.3 million representing 31% year-over-year growth from 2024 net product sales.
•Expanded global reach; 33 countries with commercial access.
Regulatory and Pipeline: Momentum Across All Indications
•Completed enrollment in the volixibat VISTAS study in PSC.
•Completed acquisition of Bluejay Therapeutics, adding worldwide rights to brelovitug for HDV.
•Received FDA approval and European Commission marketing authorization of LIVMARLI tablets for the treatment of cholestatic pruritus in patients with Alagille syndrome (ALGS) and progressive familial intrahepatic cholestasis (PFIC).
•Received Health Canada authorization of LIVMARLI oral solution and tablets for the treatment of cholestatic pruritus in patients with PFIC, and authorization of LIVMARLI tablets for the treatment of cholestatic pruritus in patients with ALGS.
•LIVMARLI oral solution approved in Japan for the treatment of cholestatic pruritus in patients with ALGS and PFIC.
•Received FDA approval of CTEXLI® for cerebrotendinous xanthomatosis (CTX).

•Initiated MRM-3379 BLOOM Phase 2 study in Fragile X syndrome (FXS).
•Received FDA Fast Track designation for MRM-3379 in FXS.
Corporate and Financial: Sustained Financial Strength and Capital Discipline
•Total net product sales for the full year ended December 31, 2025 were $521.3 million compared to $336.4 million for the full year ended December 31, 2024.
•Total operating expenses for the full year ended December 31, 2025 were $543.4 million compared to $424.5 million for the full year ended December 31, 2024.
•Total operating expenses for the full year ended December 31, 2025 included $95.0 million of non-cash stock-based compensation, intangible amortization and other non-cash expenses compared to $79.4 million for the full year ended December 31, 2024.
•Unrestricted cash, cash equivalents and investments as of December 31, 2025 were $391.4 million compared to $292.8 million as of December 31, 2024.
•Completed two private placements, for aggregate gross proceeds of $268.5 million, concurrent with the closing of the Bluejay acquisition in January 2026.
Business Update Conference Call
Mirum will host a conference call today, February 25th at 1:30 p.m. PT/4:30 p.m. ET, to provide business updates. Join the call using the following details:
Conference Call Details:
US/Toll-Free: +1 833 470 1428
International: +1 646 844 6383
Access Code: 047642
You may also access the call via webcast by visiting the Investors section of Mirum’s corporate website. The archived webcast will be available for replay.

About LIVMARLI® (maralixibat) oral solution and LIVMARLI® (maralixibat) tablets
LIVMARLI® (maralixibat) is an orally administered, ileal bile acid transporter (IBAT) inhibitor approved by the U.S. Food and Drug Administration for two pediatric cholestatic liver diseases. It is approved for the treatment of cholestatic pruritus in patients with Alagille syndrome (ALGS) in the U.S. three months of age and older and in Europe for patients two months of age and older. It is also approved in the U.S. for the treatment of cholestatic pruritus in patients with progressive familial intrahepatic cholestasis (PFIC) 12 months of age and older and in Europe for the treatment of PFIC in patients three months of age and older. For more information for U.S. residents, please visit LIVMARLI.com.
LIVMARLI has received Breakthrough Therapy designation for ALGS and PFIC type 2 and orphan designation for the treatment of ALGS and PFIC. LIVMARLI is currently being evaluated in the Phase 3 EXPAND study in additional settings of cholestatic pruritus. To learn more about ongoing clinical trials with LIVMARLI, please visit Mirum’s clinical trials section on the company’s website.
IMPORTANT SAFETY INFORMATION
Limitation of Use: LIVMARLI is not for use in PFIC type 2 patients who have a severe defect in the bile salt export pump (BSEP) protein.
LIVMARLI can cause side effects, including:
Liver injury. Changes in certain liver tests are common in patients with ALGS and PFIC but can worsen during treatment. These changes may be a sign of liver injury. In PFIC, this can be serious or may lead to liver transplant or death. Your healthcare provider should do blood tests and physical exams before starting and during treatment to check your liver function. Tell your healthcare provider right away if you get any signs or symptoms of liver problems, including nausea or vomiting, skin or the white part of the eye turns yellow, dark or brown urine, pain on the right side of the stomach (abdomen), bloating in your stomach area, loss of appetite or bleeding or bruising more easily than normal.
Stomach and intestinal (gastrointestinal) problems. LIVMARLI can cause stomach and intestinal problems, including diarrhea and stomach pain. Your healthcare provider may advise you to monitor for new or worsening stomach problems including stomach pain, diarrhea, blood in your stool or vomiting. Tell your healthcare provider right away if you have any of these symptoms more often or more severely than normal for you.

A condition called Fat Soluble Vitamin (FSV) Deficiency caused by low levels of certain vitamins (vitamin A, D, E, and K) stored in body fat is common in patients with ALGS and PFIC but may worsen during treatment. Your healthcare provider should do blood tests before starting and during treatment and may monitor for bone fractures and bleeding which have been reported as common side effects.
US Prescribing Information
EU SmPC
Canadian Product Monograph
About CHOLBAM® (cholic acid) capsules
The FDA approved CHOLBAM® (cholic acid) capsules in March 2015, the first FDA-approved treatment for pediatric and adult patients with bile acid synthesis disorders due to single enzyme defects, and for adjunctive treatment of patients with peroxisome biogenesis disorder-Zellweger spectrum disorder. The effectiveness of CHOLBAM has been demonstrated in clinical trials for bile acid synthesis disorders and the adjunctive treatment of peroxisomal disorders. An estimated 200 to 300 patients are current candidates for therapy.
CHOLBAM (cholic acid) Indication
CHOLBAM is a bile acid indicated for
•Treatment of bile acid synthesis disorders due to single enzyme defects.
•Adjunctive treatment of peroxisomal disorders, including Zellweger spectrum disorders, in patients who exhibit manifestations of liver disease, steatorrhea, or complications from decreased fat-soluble vitamin absorption.
LIMITATIONS OF USE
The safety and effectiveness of CHOLBAM on extrahepatic manifestations of bile acid synthesis disorders due to single enzyme defects or peroxisomal disorders, including Zellweger spectrum disorders, have not been established.
IMPORTANT SAFETY INFORMATION
WARNINGS AND PRECAUTIONS – Exacerbation of liver impairment
Monitor liver function and discontinue CHOLBAM in patients who develop worsening of liver function while on treatment.
Concurrent elevations of serum gamma glutamyltransferase (GGT) and alanine aminotransferase (ALT) may indicate CHOLBAM overdose.
Discontinue treatment with CHOLBAM at any time if there are clinical or laboratory indicators of worsening liver function or cholestasis.
ADVERSE REACTIONS
The most common adverse reactions (≥1%) are diarrhea, reflux esophagitis, malaise, jaundice, skin lesion, nausea, abdominal pain, intestinal polyp, urinary tract infection, and peripheral neuropathy.
Please see full Prescribing Information for additional Important Safety Information.
About CTEXLI® (chenodiol) tablets
CTEXLI® (chenodiol) tablets is FDA-approved for the treatment of adults with cerebrotendinous xanthomatosis (CTX). Chenodiol is another name for chenodeoxycholic acid (CDCA). CDCA is a naturally occurring bile acid that was originally approved for the treatment of people with radiolucent stones in the gallbladder. CTEXLI was evaluated as part of the Phase 3 RESTORE study, the first and only clinical trial for CTX. CTX is a rare progressive disease that can affect the brain, spinal cord, tendons, eyes and arteries.
IMPORTANT SAFETY INFORMATION
CTEXLI can cause side effects, including :
Liver Injury : You will need to undergo laboratory testing before starting and while taking CTEXLI to check your liver function. Changes in certain liver tests may occur during treatment and may be a sign of liver injury. This can be serious. Stop taking CTEXLI immediately and tell your healthcare provider right away if you get any signs or symptoms of liver problems, including, stomach (abdomen) pain, bruising, dark-colored urine, feeling tired (fatigue), bleeding, yellowing of the skin and eyes, nausea, and itching.
Most Common Side Effects : Diarrhea, headache, stomach pain, constipation, high blood pressure, muscular weakness, and upper respiratory tract infection.

Tell your healthcare provider about all the medications that you take, as CTEXLI may interact with other medicines.
US Prescribing Information
About Volixibat
Volixibat is an oral, minimally absorbed agent designed to selectively inhibit the ileal bile acid transporter (IBAT). Volixibat may offer a novel approach in the treatment of adult cholestatic diseases by blocking the recycling of bile acids, through inhibition of IBAT, thereby reducing bile acids systemically and in the liver. Volixibat is currently being evaluated in Phase 2b studies for primary sclerosing cholangitis (PSC) (VISTAS study), and primary biliary cholangitis (PBC) (VANTAGE study). In June 2024, Mirum announced positive interim results from the Phase 2b VANTAGE study showing statistically significant improvement in pruritus as well as meaningful reductions in serum bile acids and improvements in fatigue for patients treated with volixibat. No new safety signals were observed, and the most common adverse event was diarrhea with all cases mild to moderate. Volixibat has been granted FDA Breakthrough Therapy designation for the treatment of PBC. Mirum owns worldwide rights to volixibat.
About Brelovitug
Brelovitug is an investigational, highly potent, pan-genotypic, fully human immunoglobulin G1 (IgG1) monoclonal antibody (mAb) that targets the surface antigen (anti-HBsAg) on both the chronic hepatitis delta virus (HDV) and the hepatitis B virus (HBV). Brelovitug is designed to neutralize and remove hepatitis B and hepatitis D virions and deplete HBsAg-containing subviral particles. Brelovitug has been granted FDA Breakthrough Therapy designation for the treatment of HDV and PRIME and Orphan designations from the European Medicines Agency. In Phase 2 studies, brelovitug demonstrated strong antiviral activity in HDV, achieving a 100% HDV RNA response, along with improvements in liver enzyme levels and a favorable safety profile, with the most common adverse event being injection-site erythema. Mirum owns worldwide rights to brelovitug.
About MRM-3379
MRM-3379 is an in-licensed investigational oral therapy being evaluated for the treatment of Fragile X syndrome (FXS). It is a selective phosphodiesterase-4D (PDE4D) inhibitor designed to enhance cAMP signaling. MRM-3379 may offer a novel approach to improving cognition, language, and daily function in individuals with FXS. MRM-3379 has been granted FDA Fast Track designation for the treatment of FXS.
The BLOOM Phase 2 clinical study of MRM-3379 is currently underway in FXS. Males ages 16 to 45 will be randomly assigned to receive one of three dose levels of MRM-3379 or placebo for 12 weeks. An open-label cohort of boys ages 13 to 16 will receive the lowest dose, in order to explore effects of treatment in younger boys, closer to the age of diagnosis. The study’s primary endpoint is safety and tolerability, the key secondary endpoint is the NIH Toolbox Crystallized Cognition Composite (CCC), and several exploratory endpoints will assess potential effects on mood, behavior, and other symptoms that are relevant to this population. Mirum owns worldwide rights to MRM-3379.
About Mirum Pharmaceuticals
Mirum Pharmaceuticals (NASDAQ: MIRM) is a leading rare disease company with a global footprint of approved products and a broad pipeline of investigational medicines. Purpose-built to bring forward breakthrough medicines for people with overlooked conditions, Mirum combines deep rare disease expertise with strong connections to patient communities. The company's commercial portfolio includes LIVMARLI® (maralixibat) for Alagille syndrome (ALGS) and progressive familial intrahepatic cholestasis (PFIC), CHOLBAM® (cholic acid) for bile-acid synthesis disorders, and CTEXLI® (chenodiol) for cerebrotendinous xanthomatosis (CTX).
Mirum's clinical-stage pipeline includes volixibat, an IBAT inhibitor in late-stage development for primary sclerosing cholangitis (PSC) and primary biliary cholangitis (PBC), brelovitug, a fully human monoclonal antibody in late-stage development for chronic hepatitis delta virus (HDV), and MRM-3379, a PDE4D inhibitor being evaluated for Fragile X syndrome (FXS).
Mirum's success is driven by a team dedicated to advancing high impact medicines through strategic development, disciplined execution and purposeful collaboration across the rare disease ecosystem.
Learn more at www.mirumpharma.com and follow Mirum on Facebook, LinkedIn, Instagram and X.
Forward-Looking Statements
Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things, commercial results for our approved products, including continued growth in year-over-year net product sales, achievement of our 2026 financial guidance, our anticipated successes in 2026, including continued commercial performance and financial discipline, and the results, enrollment, conduct and progress of our ongoing and planned studies for our product candidates, including the timing and results of interim and topline analyses of our ongoing studies. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “anticipate,” “expected,” “will,” “could,” “would,” “guidance,” “potential” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Mirum’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks and uncertainties associated with Mirum’s business in general, the impact of geopolitical and macroeconomic events, and the other risks described in Mirum’s Annual Report on Form 10-K for the year ended December 31, 2025, anticipated to be filed today, and subsequent filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. Mirum undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Mirum Pharmaceuticals, Inc.
Condensed Consolidated Statement of Operations Data
(in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

Revenue:
Product sales, net	$148,932	$99,430	$521,312	$336,409
License and other revenue	—	(16)	—	479
Total revenue	148,932	99,414	521,312	336,888
Operating expenses:
Cost of sales (1)	28,264	22,780	100,240	81,643
Research and development	51,107	44,026	186,178	140,630
Selling, general and administrative	74,128	56,830	257,030	202,221
Total operating expenses (2)	153,499	123,636	543,448	424,494
Loss from operations	(4,567)	(24,222)	(22,136)	(87,606)
Other income (expense):
Interest income	3,420	3,204	12,727	13,792
Interest expense	(3,598)	(3,579)	(14,389)	(14,311)
Other income (expense), net	(218)	231	2,371	1,213
Net loss before provision for income taxes	(4,963)	(24,366)	(21,427)	(86,912)
Provision for (benefit from) income taxes	767	(576)	1,936	1,030
Net loss	(5,730)	(23,790)	(23,363)	(87,942)

Net loss per share, basic and diluted			$(0.47)	$(1.85)
Weighted-average shares of common stock outstanding, basic and diluted			50,198,304	47,522,594

(1) Amounts include intangible amortization expense as follows:

Intangible amortization	$5,894	$5,894	$23,575	$22,783

(2) Amounts include stock-based compensation expense as follows:

Cost of sales	$274	$311	$1,172	$948
Research and development	5,629	4,210	24,158	15,188
Selling, general and administrative	13,123	8,730	46,094	32,308
Total stock-based compensation	$19,026	$13,251	$71,424	$48,444

Mirum Pharmaceuticals, Inc.
Condensed Consolidated Balance Sheet Data
(in thousands)
(Unaudited)

	December 31, 2025	December 31, 2024

Assets
Current assets:
Cash and cash equivalents	$296,683	$222,503
Short-term investments	86,644	57,812
Accounts receivable	123,330	78,286
Inventory	24,887	22,403
Prepaid expenses and other current assets	18,140	11,784
Total current assets	549,684	392,788
Restricted cash	1,482	425
Long-term investments	8,105	12,526
Intangible assets, net	260,921	249,819
Other noncurrent assets	22,621	15,196
Total assets	$842,813	$670,754
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,614	$14,618
Accrued expenses and other current liabilities	196,185	111,933
Total current liabilities	205,799	126,551
Operating lease liabilities, noncurrent	7,516	7,972
Convertible notes payable, net, noncurrent	309,797	308,082
Other liabilities	5,011	2,509
Total liabilities	528,123	445,114
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	5	5
Additional paid-in capital	981,878	870,189
Accumulated deficit	(667,544)	(644,181)
Accumulated other comprehensive income (loss)	351	(373)
Total stockholders’ equity	314,690	225,640
Total liabilities and stockholders’ equity	$842,813	$670,754
Contacts
Investor Contact:
Andrew McKibben
ir@mirumpharma.com
Media Contact:
Meredith Kiernan
media@mirumpharma.com